UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: February 28, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 420-1076
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2008 China Aoxing Pharmaceutical Company, Inc. was notified by its independent accountant, Paritz & Co., P.A., that disclosure should be made that the audit report rendered by Paritz & Co. with respect to China Aoxing’s financial statements for the year ended June 30, 2007 should not be relied upon.  In addition, the information provided by Paritz & Co. indicated that the financial statements contained in the following filings should also not be relied upon:

▪

Form 10-QSB for the period ended December 31, 2006;

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Form 10-QSB for the period ended March 31, 2007;

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Form 10-KSB for the year ended June 30, 2007;

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Form 10-QSB for the period ended September 30, 2007;

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Form 10-QSB for the period ended December 31, 2007.

The restatement of China Aoxing’s financial statements will change the accounting for the sale of securities by China Aoxing in the fall of 2006.  At that time China Aoxing received $2,116,000 for the sale of 1,058,000 units of securities.  The units consisted of either one convertible debenture and four common stock purchase warrants or one share of common stock and four common share purchase warrants.  Most of the investors who purchased the latter type of unit subsequently exchanged the common stock for a convertible debenture without additional consideration.

China Aoxing originally valued the warrants at $11,063,904 using the Black Scholes method, and recorded on its balance sheet deferred interest and a corresponding credit to stockholders’ equity.  China Aoxing has been amortizing the deferred interest over the five year life of the warrants.  It recorded $1,532,133 as a result of this amortization in the fiscal year ended June 30, 2007.  Paritz & Co. has now determined that this accounting treatment was improper, and that, pursuant to APB 14, the proceeds of the sale of the units should have been allocated between the convertible debentures and the warrants or between the common stock and the warrants, according to their relative fair values at the time of issuance.

China Aoxing will restate the financial statements identified above to reflect the corrected accounting policy.  It will record the initial value of the debentures at $354,375, which will be amortized as the debentures are converted or otherwise satisfied.   China Aoxing will record the value of the warrants included in the units at $1,634,625 and will record the value of the 63,500 shares of common stock that were not exchanged for debentures at $127,000.  Both the value of the common stock and the value of the warrants will be classified as additional paid-in capital.  In addition, in connection with the sale of the units, the Company issued to the placement agent warrants to purchase 493,733 shares of the Company’s common stock.   China Aoxing will record the value of the placement agent warrants at $1,889,254.  That amount will be recorded as deferred financing costs and will be charged to interest expense over the life of the debt.  If any or all of the related debt is converted or repaid prior to its maturity date, a pro-rata share of the deferred financing costs will  be written off and recorded as amortization expense in the period of the conversion or repayment.

The result of these reclassifications on our historical statements of operations will be to eliminate from expense the interest expense attributable to the 2006 financing, other than the 10% interest payable on the debentures and the amortization of the deferred financing costs attributable to the placement agent warrants.

Hui Shao, China Aoxing’s Senior Vice President, has discussed with Paritz & Co. the matters disclosed in this filing.  Paritz & Co. has not discussed the matters with China Aoxing’s Board of Directors or its audit committee, but we expect that discussion to take place in the near future.

China Aoxing has requested Paritz & Co. to furnish a letter addressed to the Securities and Exchange Commission stating whether or not the firm agrees with the statements in this 8-K.  A copy of that letter is filed as exhibit 7 to this 8-K.

Item 9.01

Financial Statements and Exhibits

Exhibits

7.

Letter from Paritz & Co., P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  March 5, 2008

By: /s/Zhenjiang Yue

       Zhenjiang Yue, Chief Executive Officer